Exhibit 4.4
                                                                    to Form 20-F

             Amendment to the Basic Agreement of June 17th/18th 1999





                                     between



                               LION bioscience AG
                                Waldhoferstr. 98
                            69123 Heidelberg, Germany
                         - called "LION" hereinafter -



                                       and



                                    Bayer AG
                                51368 Leverkusen
                         - called "Bayer" hereinafter -



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       WHEREAS, LION has provided, and continues to provide certain services and deliverables to BAYER under the Basic Agreement of June 17th/18th 1999 (hereinafter, the "BASIC AGREEMENT");

       WHEREAS, the BASIC Agreement specifies the services and deliverables to be provided to BAYER by LION in return for the consideration paid by BAYER to LION as specified in the BASIC AGREEMENT;

       WHEREAS, Bayer has requested that LION perform certain additional services and deliverables not provided for in the BASIC AGREEMENT, specifically the identification and delivery of 200 so-called "public domain" targets (the "ADDITIONAL TARGETS") in accordance with the specifications of BAYER, in return for an additional payment by Bayer;

       NOW, therefore, the parties agree as follows.

       BAYER shall pay LION an additional fee in the total amount of US $2,310,000.00 in return for the delivery of the 200 ADDITIONAL TARGETS.

       Payment of this fee is in addition to, and does not reduce or modify, the fees set forth in the BASIC AGREEMENT that BAYER is required to pay LION for the services and deliverables to be provided to BAYER under the BASIC AGREEMENT.

       This additional fee shall become immediately due and payable upon acceptance of the ADDITIONAL TARGETS by Bayer.

       The terms of the Amendment to the BASIC AGREEMENT of February 15, 2002 shall be null and void.

       All other provisions of the BASIC AGREEMENT remain in full force and effect without modification.

       IN WITNESS THEREOF, intending to be bound hereby, have signed this Amendment as of February 16, 2002.

       LION BIOSCIENCE AKTIENGESELLSCHAFT


        /s/Friedrich von Bohlen und Halbach
       ------------------------------------
       Dr. Friedrich von Bohlen und Halbach


       BAYER AG

        /s/Wolfgang Hartwig
       ------------------------------------
       Prof. Dr. Wolfgang Hartwig